Exhibit 99.1

May 2, 2005

<<Investor>>

<<Street Address>>

<<City, State, Zip Code>>

Re: First Quarter 2005 Wells Limited Partnership Fact Sheets

Dear <<Investor>>:

In our ongoing effort to help you stay up-to-date on your Wells limited partnership investment, we have enclosed a first quarter 2005 fact sheet for each fund in which you are a limited partner. The fact sheet provides valuable information about each portfolio, including the annualized yield and tax passive losses, property activity, and current leasing percentages. For further details, you may access the first quarter 2005 Form 10-Q filing for your fund(s), which will be available after May 16 on the Wells Web site at www.wellsref.com. The login is “investor,” and the password is “growth.”

For your reference, the following summarizes the list of your investment(s), the number of units you own, and the net amount invested*:

<<Fund I, Class A, 00 Units, Net Amount Invested>>

<<Fund I, Class B, 00 Units, Net Amount Invested >>

<<Fund II, Class A, 00 Units, Net Amount Invested >>

<<Fund II, Class B, 00 Units, Net Amount Invested >>

<<Fund II-OW, Class A, 00 Units, Net Amount Invested >>

<<Fund II-OW, Class B, 00 Units, Net Amount Invested >>

<<Fund III, Class A, 00 Units, Net Amount Invested >>

<<Fund III, Class B, 00 Units, Net Amount Invested >>

<<Fund IV, Class A, 00 Units, Net Amount Invested >>

<<Fund IV, Class B, 00 Units, Net Amount Invested >>

<<Fund V, Class A, 00 Units, Net Amount Invested >>

<<Fund V, Class B, 00 Units, Net Amount Invested >>

<<Fund VI, Class A, 00 Units, Net Amount Invested >>

<<Fund VI, Class B, 00 Units, Net Amount Invested >>

<<Fund VII, Class A, 00 Units, Net Amount Invested >>

<<Fund VII, Class B, 00 Units, Net Amount Invested >>

<<Fund X, Class A, 00 Units, Net Amount Invested >>

<<Fund X, Class B, 00 Units, Net Amount Invested >>

<<Fund XI, Class A, 00 Units, Net Amount Invested >>

<<Fund XI, Class B, 00 Units, Net Amount Invested >>

<<Fund XII, Cash Preferred, 00 Units, Net Amount Invested >>

<<Fund XII, Tax Preferred, 00 Units, Net Amount Invested >>

<<Fund XIII, Cash Preferred, 00 Units, Net Amount Invested >>

<<Fund XIII, Tax Preferred, 00 Units, Net Amount Invested >>

<<Fund XIV, Cash Preferred, 00 Units, Net Amount Invested >>

<<Fund XIV, Tax Preferred, 00 Units, Net Amount Invested >>

(over)

Also, if you have not already done so, please consider signing up for electronic communications in order to save partnership expenses. Not only will you receive information quickly and securely, you will help reduce mailing costs borne by the partnership. Simply call a Client Services Specialist today at 800-557-4830, and they’d be happy to assist you.

We value your support of Wells Real Estate Funds and thank you for allowing us to serve your investment needs.

Sincerely,

Leo F. Wells III

General Partner

Enclosure(s)

cc: Financial Representative

*	The “Net Amount Invested” is intended to show the original purchase amount of the units owned in the account less any Net Sale Proceeds (NSP) distributions that may have been paid on the underlying units. It is not intended to reflect the fair market value of your units, and you should be advised that these amounts do not represent the value of the Partnership’s properties or the amount you would receive upon liquidation of the Partnership. Please note that your investment in units is illiquid because there is no public trading market for the units, and there can be no assurance that you will be able to receive this amount for your units at any time in the future or upon the ultimate liquidation of the Partnership.

Wells Real Estate Fund VII, L.P. Fact Sheet        VII

DATA AS OF MARCH 31, 2005

PORTFOLIO SUMMARY

PROPERTIES OWNED	% LEASED AS OF 3/31/2005	PERCENT OWNED
880 Holcomb Bridge Road	SOLD	50%
BellSouth	100%	33%
CH2M Hill	82%	37%
Cherokee Commons	SOLD	11%
Hannover Center	SOLD	37%
Marathon	SOLD	42%
Stockbridge Village I Expansion	SOLD	55%
Stockbridge Village III	SOLD	55%
Tanglewood Commons	SOLD*	33%

WEIGHTED AVERAGE	93%

*	Sold on April 21, 2005.

FUND FEATURES

OFFERING DATES	April 1994 – January 1995

PRICE PER UNIT	$10

A/B STRUCTURE	A’s – Cash available for distribution up to 10% Preferred B’s – Net loss until capital account reaches zero + No Operating Distributions

A/B RATIO AT CLOSE OF OFFERING	69% to 31%

AMOUNT RAISED	$24,180,174

Please note that the figures in this fact sheet are subject to change as additional information becomes available related to a variety of factors, such as closing costs, prorations, and other adjustments.

Past performance is no guarantee of future results.

Portfolio Overview

Wells Fund VII has moved from the positioning-for-sale phase into the disposition-and-liquidation phase of its life cycle. We have now sold seven assets with the closing of the Tanglewood Commons asset after the end of the quarter. Our focus on the remaining assets involves re-leasing and marketing efforts that we believe will result in the best disposition pricing for our investors.

The sale of the Tanglewood shopping center was a great start for 2005. The sale price of $11,500,000 was well above the original purchase price for this asset. We also announced the next net sale proceeds distribution to limited partners, scheduled for the second quarter 2005, totaling approximately $7,250,000 from the sales of the two Stockbridge Village assets, Hannover Center, 880 Holcomb Bridge Road, and Marathon.

As a result of the re-leasing costs at CH2M Hill, the General Partners are currently reserving operating cash and the remaining net sale proceeds from the sale of the Marathon building. The General Partners anticipate that operating distributions may remain low or be reserved in the near term, considering the number of property sales that have been completed.

We would like to highlight the Cumulative Performance Summary on the back page, which provides a high-level overview of the Fund’s overall performance to date.

Property Summary

•	The 880 Holcomb Bridge Road property was sold on July 1, 2004, and $3,473,625 in net sale proceeds has been allocated to the Fund. These proceeds are scheduled to be distributed to the limited partners in the second quarter 2005.

•	The BellSouth building in Jacksonville, Florida, is currently 100% leased. Leases for both tenants of the building expire in 2006.

•	The CH2M Hill property is located in Gainesville, Florida. We renewed the CH2M Hill lease in the fourth quarter 2004 for an additional five years, extending the lease term to November 2010. As part of the negotiation, the tenant reduced the size of its space, resulting in a lower occupancy of 82% for the building. We are aggressively marketing the remaining vacant space in this property.

•	The Cherokee Commons property was sold in 2001, and $886,212 of the net sale proceeds was allocated to the Fund. The General Partners have used $151,212 to fund the Partnership’s pro-rata share of operating expenses and re-leasing costs at the Marathon property. The remaining net sale proceeds of $735,001 were distributed to the limited partners in January 2004.

Continued on reverse

Wells Real Estate Fund VII, L.P. Fact Sheet        VII

DATA AS OF MARCH 31, 2005

•	The Marathon property was sold in December 2004, following the restabilization of the asset with two long-term leases. Of the net sale proceeds, $4,140,689 was allocated to the Fund, and $3,442,288 is scheduled to be distributed to the limited partners in the second quarter 2005. The remaining proceeds are being reserved to fund potential capital costs at the remaining assets in the Fund.

•	The Stockbridge Village III, Stockbridge Village I Expansion, and Hannover Center properties were sold on April 29, 2004, and net sale proceeds of $1,606,248, $2,267,781, and $624,067, respectively, have been allocated to the Fund from these sales. Of these proceeds, $4,164,009 was distributed to the limited partners in November 2004, and the remaining proceeds of $334,087 are scheduled to be distributed in the second quarter 2005.

•	The Tanglewood Commons shopping center was sold on April 21, 2005, and net sale proceeds of approximately $3,700,000 were allocated to Fund VII. The Fund had previously sold a land outparcel at Tanglewood in 2002, resulting in an allocation of net sale proceeds to the Fund of $175,149. We have used $126,160 of these proceeds to fund the Partnership’s pro-rata share of operating expenses and re-leasing costs at the Marathon property. The remaining $48,989 was distributed to the limited partners in November 2004. The Fund retains an ownership interest in two remaining outparcels, which will be marketed for sale now that the shopping center has been sold. The General Partners will evaluate the capital needs of the Fund to determine if all or a portion of the proceeds from the Tanglewood shopping center sale can be distributed in 2005.

For further information, please refer to Fund VII’s most recent

10-Q filing, which can be found on the Wells Web site

at www.wellsref.com.

CUMULATIVE PERFORMANCE SUMMARY (1)

	PAR VALUE	Cumulative Operating Cash Flow Distributed	Cumulative Passive Losses (2)	Cumulative Net Sale Proceeds Distributed	Est. Unit Value As of 12/31/04 (3)
PER “A” UNIT	$10	$7.21	N/A	$0.76	$7.37

PER “B” UNIT	$10	$0.00	$2.03	$7.97	$7.37

(1)	These per-unit amounts represent estimates of the amounts attributable to the limited partners who have purchased their units directly from the Partnership in its initial public offering of units and have not made any conversion elections from Class A units to Class B units, or vice versa, under the Partnership agreement.
(2)	This estimated per-unit amount is calculated as the sum of the annual per unit cumulative passive loss allocated to a Pure Class B unit, reduced for Gain on Sale per unit allocated to a Pure Class B Unit.
(3)	Please refer to the disclosure related to the estimated unit valuations contained in Item 5 of the 12/31/2004 Form 10-K for this partnership.

ANNUALIZED YIELD — PER “A” UNIT AT $10 OFFERING PRICE

	Q1	Q2	Q3	Q4	AVG YTD
2005	Reserved	—	—	—	—
2004	3.00%	3.00%	3.00%	Reserved	2.25%
2003	7.00%	7.00%	7.00%	7.00%	7.00%
2002	8.25%	8.25%	8.25%	7.50%	8.06%
2001	9.00%	8.75%	9.00%	9.00%	8.94%
2000	9.25%	9.50%	9.25%	8.87%	9.22%
1999	8.25%	8.22%	8.77%	9.00%	8.56%
1998	8.26%	8.36%	8.17%	7.90%	8.17%
1997	7.51%	7.81%	8.02%	8.20%	7.89%
1996	4.28%	4.36%	4.96%	6.51%	5.03%
1995	6.14%	5.69%	5.38%	4.49%	5.43%
1994	N/A	0.00%	2.23%	4.25%	2.79%

TAX PASSIVE LOSSES – CLASS “B” PARTNERS

2004	2003	2002	2001	2000	1999
-79.70%*	10.90%	12.71%	14.79%	17.63%	13.86%

*	Negative percentage due to income allocation

6200 The Corners Parkway • Norcross, GA 30092-3365 • www.wellsref.com • 800-448-1010

LPFLYPROFCTSHQ105-04	© 2005 Wells Real Estate Funds